UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 21, 2006 (December 20, 2006)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on December 14, 2006, Credence Systems Corporation (“Credence” or the “Company”) entered into separate exchange and purchase agreements with certain holders of its existing 1.5% Convertible Subordinated Notes due 2008 (the “Old Notes”), pursuant to which holders of an aggregate of $72.5 million of the Old Notes agreed to (a) exchange their Old Notes for $72.5 million in aggregate principal amount of a new series of 3.5% Convertible Senior Subordinated Notes due 2010 (the “New Notes”), plus accrued and unpaid interest on the Old Notes at the day prior to the closing of the exchange and (b) purchase additional New Notes in an aggregate principal amount of $50 million. A copy of the form of exchange and purchase agreement is filed as an exhibit to this report. The foregoing description of the exchange and purchase agreement is only a summary and is qualified in its entirety by the full text of the form of agreement, which is incorporated by reference herein.

Credence issued the New Notes pursuant to an indenture, dated as of December 20, 2006, between Credence and The Bank of New York Trust Company, N.A., as Trustee. Credence also paid an aggregate of approximately $105,729 in accrued and unpaid interest on the Old Notes that were exchanged for New Notes. Following the completion of the sale and exchange, $72.5 million in aggregate principal amount of the Old Notes remains outstanding.

The New Notes are unsecured senior indebtedness of Credence and bear interest at the rate of 3.5% per annum. Interest is payable on May 15 and November 15 of each year, commencing May 15, 2007. The New Notes mature on May 15, 2010. At maturity, Credence will be required to repay the outstanding principal of the New Notes.

The New Notes are convertible at the option of the holders, at any time on or prior to maturity, into shares of Credence’s common stock at a rate equal to approximately 121 shares of common stock per $1,000 principal of the New Notes, subject to adjustment in certain circumstances. However, the New Notes contain provisions known as net share settlement which require that, upon conversion of the New Notes, Credence will pay holders in cash for up to the principal amount of the converted New Notes and that any amounts in excess of the cash amount will be settled in shares of Credence common stock. The conversion rate of the Old Notes is approximately 88 shares of common stock per $1,000 principal of the New Notes.

If there is an event of default on the New Notes, the principal of and premium, if any, on all the New Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving Credence. The following are some of the other events of default under the New Notes:

•	Credence fails to pay principal or premium, if any, due at maturity, upon repurchase, acceleration or otherwise;

•	Credence fails to deliver all cash and any shares of common stock due upon conversion;

•	Credence fails to pay interest and such failure continues for a period of 30 days;

•	Credence fails to perform or observe any of the covenants or warranties in the indenture and fails to cure for 30 days after notice of such failure;

•	Credence fails to repurchase the New Notes upon a change of control or termination of trading or fails to timely notify the holders of such events;

•	Credence defaults under a credit agreement, mortgage, indenture or instrument resulting in a payment due of $10,000,000 or more and fails to cure such default within 30 days; and

•	Specified events involving Credence’s bankruptcy, insolvency or reorganization.

A copy of the indenture pursuant to which the New Notes were issued is filed as an exhibit to this report. A copy of the form of the New Note is filed as an exhibit to this report. The foregoing description of the indenture and the New Notes is only a summary and is qualified in its entirety by the full text of the indenture and the New Note, which is incorporated by reference herein.

The New Notes were issued in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”), and the shares of common stock issued upon conversion of the New Notes will be issued pursuant to an exemption from the registration requirements of the Securities Act. The Company entered into a registration rights agreement with the initial purchasers of the

New Notes which provides for the registration of the New Notes and the underlying shares of common stock. A copy of the form of registration rights agreement is filed as an exhibit to this report. The foregoing description of the registration rights agreement is only a summary and is qualified in its entirety by the full text of the registration rights agreement, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of December 20, 2006, between Credence Systems Corporation and The Bank of New York Trust Company, N.A., as Trustee.

4.2	Form of Global 3.5% Convertible Senior Subordinated Note due 2010, issued on December 20, 2006 by Credence Systems Corporation.

10.1	Form of Exchange and Purchase Agreement, dated as of December 14, 2006, between Credence Systems Corporation and certain holders of the New Notes.

10.2	Form of Registration Rights Agreement, dated as of December 20, 2006, between Credence Systems Corporation and the initial purchasers of New Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel and Assistant Secretary

Date: December 21, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of December 20, 2006, between Credence Systems Corporation and The Bank of New York Trust Company, N.A., as Trustee.
4.2	Form of Global 3.5% Convertible Senior Subordinated Note due 2010, issued on December 20, 2006 by Credence Systems Corporation.

10.1	Form of Exchange and Purchase Agreement, dated as of December 14, 2006, between Credence Systems Corporation and certain holders of the New Notes.

10.2	Form of Registration Rights Agreement, dated as of December 20, 2006, between Credence Systems Corporation and the initial purchasers of New Notes.